SUB-ITEM 77Q1(e)

                                AMENDMENT NO. 4
                                       TO
                      MASTER INVESTMENT ADVISORY AGREEMENT

         This Amendment dated as of July 1, 2004, amends the Master Investment Advisory Agreement (the "Agreement"), dated June 21, 2000, between AIM Equity Funds, a Delaware statutory trust, and A I M Advisors, Inc., a Delaware corporation.

                              W I T N E S S E T H:

         WHEREAS, the parties desire to amend the Agreement to reduce the advisory fee for the AIM Dent Demographic Trends Fund;

         NOW, THEREFORE, the parties agree as follows;

         1. Appendix B to the Agreement are hereby deleted in their entirety and replaced with the following:


                                  "APPENDIX B
                          COMPENSATION TO THE ADVISOR


         The Trust shall pay the Advisor, out of the assets of a Fund, as full compensation for all services rendered, an advisory fee for such Fund set forth below. Such fee shall be calculated by applying the following annual rates to the average daily net assets of such Fund for the calendar year computed in the manner used for the determination of the net asset value of shares of such Fund.

                           AIM AGGRESSIVE GROWTH FUND

NET ASSETS                                                      ANNUAL RATE
----------                                                      -----------
First $150 million...............................................   0.80%
Over $150 million................................................   0.625%


                               AIM BLUE CHIP FUND
                          AIM CAPITAL DEVELOPMENT FUND

NET ASSETS                                                      ANNUAL RATE
----------                                                      -----------
First $350 million...............................................   0.75%
Over $350 million................................................   0.625%

                                AIM CHARTER FUND
                             AIM CONSTELLATION FUND

NET ASSETS                                                      ANNUAL RATE
----------                                                      -----------
First $ 30 million...............................................   1.00%
Over $30 million to and including $150 million...................   0.75%
Over $150 million................................................   0.625%



                        AIM DENT DEMOGRAPHIC TRENDS FUND

NET ASSETS                                                      ANNUAL RATE
----------                                                      -----------
First $2 billion.................................................   0.77%
Over $2 billion..................................................   0.72%


                            AIM EMERGING GROWTH FUND

NET ASSETS                                                      ANNUAL RATE
----------                                                      -----------
First $ 1 billion................................................   0.85%
Over $ 1 billion.................................................   0.80%



                         AIM LARGE CAP BASIC VALUE FUND

NET ASSETS                                                      ANNUAL RATE
----------                                                      -----------
First $ 1 billion................................................   0.60%
Over $1 billion to and including $ 2 billion.....................   0.575%
Over $ 2 billion.................................................   0.55%


                            AIM CORE STRATEGIES FUND
                         AIM DIVERSIFIED DIVIDEND FUND
                           AIM LARGE CAP GROWTH FUND

NET ASSETS                                                      ANNUAL RATE
----------                                                      -----------
First $ 1 billion................................................   0.75%
Over $1 billion to and including $ 2 billion.....................   0.70%
Over $ 2 billion.................................................   0.625%

                            AIM MID CAP GROWTH FUND


NET ASSETS                                                      ANNUAL RATE
----------                                                      -----------
First $ 1 billion................................................   0.80%
Over $ 1 billion.................................................   0.75%

                              AIM U.S. GROWTH FUND
                            AIM BASIC VALUE II FUND

NET ASSETS                                                      ANNUAL RATE
----------                                                      -----------
First $1 billion.................................................   0.75%
Over $1 billion to and including $ 2 billion.....................   0.70%
Over $2 billion..................................................   0.65%



                              AIM WEINGARTEN FUND

NET ASSETS                                                      ANNUAL RATE
----------                                                      -----------
First $30 million................................................   1.00%
Over $30 million to and including $350 million...................   0.75%
Over $350million.................................................   0.625%"


         2. In all other respects, the Agreement is hereby confirmed and remains in full force and effect.

         IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective officers on the date first written above.


                                               AIM EQUITY FUNDS


Attest:   /s/ Lisa Moss                        By:    /s/ Robert H. Graham
       ---------------------------------              -------------------------
              Assistant Secretary                         Robert H. Graham
                                                          President


(SEAL)

                                               A I M ADVISORS INC.


Attest:   /s/ Lisa Moss                        By:    /s/ Mark H. Williamson
          ------------------------------              -------------------------
              Assistant Secretary                         Mark H. Williamson
                                                          President


(SEAL)

                                       3